EXHIBIT 3.2
WESTERN DIGITAL CORPORATION
(a Delaware corporation)
AMENDED AND RESTATED BY-LAWS
ARTICLE I
Offices
     1.01 Registered Office. The registered office of Western Digital Corporation (this “Corporation”) in the State of Delaware shall be at 9 East Loockerman Street, Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.
     1.02 Principal Office. The principal office for the transaction of the business of this Corporation shall be 20511 Lake Forest Drive, in the City of Lake Forest, County of Orange, State of California. The Board of Directors (the “Board”) is hereby granted full power and authority to change said principal office from one location to another.
     1.03 Other Offices. This Corporation may also have such other offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of this Corporation may require.
ARTICLE II
Meetings Of Stockholders
     2.01 Annual Meetings. If required by applicable law, annual meetings of the stockholders of this Corporation shall be held for the purpose of electing directors and for the transaction of such proper business as may come before such meetings.
     2.02 Special Meetings. Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board or the President.
     2.03 Place of Meetings. All meetings of the stockholders shall be held at such time, date and place, if any, within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of this Corporation. Notice to stockholders hereunder may be given by a form of electronic transmission in accordance with applicable law if consented to by the stockholders to whom the notice is given.
     2.05 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, or means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, this Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     2.06 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 2.05 of these By-laws until a quorum shall attend.
     2.07 Voting.
     (a) Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question and which shall have been held by and registered in the name of the stockholder on the books of this Corporation on the date fixed pursuant to Section 2.10 of these By-laws as the record for the determination of stockholder entitled to notice of and to vote at a meeting.
     (b) Shares of its own stock belonging to this Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by this Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of this Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of this Corporation the pledgor shall have expressly empowered the pledge to vote thereon. Stock having voting power that is held of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”).
     (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder’s proxy; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The attendance at any meeting of a stockholder who may theretofore have given a proxy which is not irrevocable shall not have the effect of revoking the same, unless the stockholder shall attend the meeting and vote in person or deliver to the Secretary a revocation of the proxy or a new proxy bearing a later date. At any meeting of the stockholders at which a quorum is present all matters, except as otherwise provided in the Certificate of Incorporation, these By-Laws, the rules or regulations of any stock exchange applicable to this Corporation, or applicable law or pursuant to any regulation applicable to this Corporation or its securities, shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote thereon. The vote at any meeting of the stockholders on any question need not be by written ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.
     2.08 List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of this Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.08 or to vote in person or by proxy at any meeting of stockholders.
     2.09 Inspector of Elections. This Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of this Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. This Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of this Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of this Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of this Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of this Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

     2.10 Fixing Date for Determination of Stockholder of Record. In order that this Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     2.11 Stockholder Proposals and Nominations.
     (a) Annual Meetings of Stockholders.
          (i) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to this Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or (C) by any stockholder of this Corporation who was a stockholder of record of this Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary of this Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.11. Notwithstanding the foregoing, in order for a proposal or director nomination to be considered at the 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”), stockholders must give written notice of any proposal or nomination of a director to the Secretary of this Corporation at the principal executive offices of this Corporation not less than 60 days nor more than 120 days prior to the scheduled date of the 2005 Annual Meeting, regardless of any postponements, deferrals or adjournments of the 2005 Annual Meeting to a later date. The 2005 Annual Meeting is currently scheduled for November 17, 2005. Stockholder proposals or nominations for director that do not meet the notice requirements set forth above will not be acted upon at the 2005 Annual Meeting.
          (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of this Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of this Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by this Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on this Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of this Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of this Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of this Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.11 shall be deemed satisfied by a stockholder if the stockholder has notified this Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by this Corporation to solicit proxies for such annual meeting. This Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of this Corporation.
          (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by this Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this

Section 2.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of this Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by this Corporation.
     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to this Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to this Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of this Corporation who is a stockholder of record at the time the notice provided for in this Section 2.11 is delivered to the Secretary of this Corporation, who is entitled to vote at the meeting upon such election and who complies with the notice procedures set forth in this Section 2.11. In the event this Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in this Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of this Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
     (c) General.
          (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to be elected at an annual or special meeting of stockholders of this Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 2.11) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.11, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of this Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by this Corporation. For purposes of this Section 2.11, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
          (ii) For purposes of this Section 2.11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by this Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
          (iii) Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in this Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
     2.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of this Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
Board of Directors
     3.01 General Powers. Subject to the requirements of the General Corporation Law, the property, business and affairs of this Corporation shall be managed by the Board.
     3.02 Number and Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be stockholders. Each of the directors of this Corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in these By-laws.
     3.03 Election of Directors. The directors shall be elected annually by the stockholders of this Corporation. Except as otherwise provided in Section 3.05 below, each director shall be elected by the vote of a majority of the votes cast with respect to such director at any annual or special meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the nominees receiving the greatest number of votes of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors, up to the number of directors to be elected, shall be the directors. For purposes of this Section 3.03, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If an incumbent director is not reelected but would otherwise remain in office until his or her successor is elected and qualified, the director shall offer to tender his or her resignation to the Board, which may be conditioned upon acceptance of such resignation by the Board. If a resignation is so conditioned, the Governance Committee of the Board, or such other committee designated by the Board pursuant to Section 3.14 below, will evaluate any such resignation in light of the best interests of this Corporation and its stockholders and will make a recommendation to the Board on whether to accept or reject such resignation or whether other action should be taken with respect thereto. In making its recommendation, such committee may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to this Corporation, the overall composition of the Board and whether accepting the tendered resignation would cause this Corporation to fail to satisfy or otherwise comply with any applicable rule or regulation (including NYSE listing requirements and federal securities laws). The Board will act on the recommendation of such committee and will publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the decision of the Board or Board committee.
     If no directors receive the requisite majority vote at an annual or special meeting held for the election of directors where the number of nominees does not exceed the number of directors to be elected, the incumbent Board will nominate a new slate of directors and hold a special meeting for the purpose of electing those nominees within 180 days after the certification of the stockholder vote at the prior meeting. In this circumstance, the incumbent Board will continue to serve until new directors are duly elected and qualified.
     3.04 Resignations. Any director of this Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of this Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt by the Board or the Secretary; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum, or by a plurality of the votes cast at a meeting of stockholders. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in these By-laws. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law.
     3.06 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.
     3.07 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required, provided a quorum shall be present; or such meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a waiver given by each person entitled to notice.
     3.08 Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same time and place on the next succeeding business day not a legal holiday.
     3.09 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.
     3.10 Quorum and Manner of Acting. Except as otherwise provided in these By-laws, the Certificate of Incorporation or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.
     3.12 Removal of Directors. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders then entitled to vote at an election of directors having a majority of the voting power of this Corporation given at an annual meeting or a special meeting of the stockholders called for such purpose.
     3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that this Corporation shall reimburse each such director for any expense incurred by such director on account of his or her attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving this Corporation or its subsidiaries in any other capacity and receiving compensation therefor.
     3.14 Committees.
     (a) The Board may appoint one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board permitted by law except with respect to:
          (i) the approval or adoption, or the making of a recommendation to the stockholders with respect to, any action or matter that is required under the General Corporation Law to be submitted to the stockholders;
          (ii) the filling of vacancies on the Board or on any committee;
          (iii) except as otherwise required by law or the rules and regulations of any nationally recognized securities exchange on which shares of this Corporation’s stock are traded, the fixing of compensation of the directors for serving on the Board or on any committee;
          (iv) the amendment or repeal of these By-laws or the adoption of new By-Laws;
          (v) the amendment or repeal of any resolution of the Board which by its express terms is not amendable or repealable;
          (vi) distribution to the stockholders of this Corporation except at a rate or in a periodic amount or within a price range determined by the Board; or
          (vii) the appointment of other committees of the Board or the members thereof.

     (b) Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of such committee and filed with the Secretary of this Corporation.
     3.15 Executive Committee. The passage of any resolution of the committee designated by the Board as the Executive Committee shall, in addition to any other limitations prescribed by the Board in accordance with the provisions of Section 3.14, require the affirmative vote of a majority of directors present and voting on such resolution who are not employees of this Corporation.
     3.16 Rights of Inspection. Every director shall have the right to any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of this Corporation and also of its subsidiaries, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.
     3.17 Organization. Meetings of the Board shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
ARTICLE IV
Officers
     4.01 Corporate Officers.
     (a) The officers of this Corporation shall consist of a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer. This Corporation may have, at the discretion of the Board, a Chairman of the Board.
     (b) In addition to the officers specified in Section 4.01(a), the Board may appoint such additional officers as the Board may deem necessary or desirable, including one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of this Corporation or any committee of the Board the power to appoint, remove and prescribe the term and duties of any officer provided for in this Section 4.01(b).

     (c) One person may hold two or more offices, except that the Secretary may not hold the office of President.
     4.02 Appointment and Term of Office. Each officer shall serve at the pleasure of the Board and shall hold office until a successor shall have been appointed or until such officer’s death, disqualification, resignation or removal. Any officer may be removed, either with or without cause, by the Board or, except in case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.
     4.03 Resignations. Any officer may resign at any time by giving written notice of such officer’s resignation to this Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by this Corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     4.04 Vacancies. A vacancy in any office because of death, resignation, removal or disqualification or other event, may be filled in the manner prescribed in these By-Laws for regular appointments to such office.
     4.05 Chairman of the Board. The Chairman of the Board, if such an officer is elected, shall preside at all meetings of the stockholders and the Board and shall have such other powers and duties as may from time to time be assigned to him or her by the Board or as may be prescribed by the By-Laws.
     4.06 Chief Executive Officer. The Chief Executive Officer shall have, subject to the control of the Board, general and active supervision, direction and control of the business of this Corporation and its officers, agents and employees, and shall perform all duties as may from time to time be assigned to him or her by the Board. In the absence of the Chairman of the Board or, if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board.
     4.07 President. The President of this Corporation shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and shall have such other authority and shall perform such other duties as may from time to time be assigned to him or her by the Board or Chief Executive Officer.
     4.08 Secretary. The Secretary shall keep or cause to be kept, at the principal executive office of this Corporation or at such other place as the Board may order, a book of minutes of all meetings of the stockholders, the Board and its committees, the time and place, if any, of holding such meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholder meetings and the proceedings thereof. The Secretary shall keep, or shall cause to be kept, at the principal executive office or at the office of this Corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of stockholders and their addresses, the number and classes of shares of stock held by each, the number and date of certificates representing such shares and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or shall cause to be given, in conformity with these By-laws, notice of all meetings of the stockholders and of the Board and of any committees thereof requiring notice. The Secretary shall keep the seal of this Corporation in safe custody and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board.
     4.09 Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or shall cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of this Corporation, and shall send or shall cause to be sent to the stockholders of this Corporation such financial statements and reports as are by law or by these By-laws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director. The Chief Financial Officer shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of this Corporation, and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the Board.
     4.10 Compensation. The compensation of those officers appointed by the Board pursuant to Section 4.01(a) or (b) of these By-Laws shall be fixed from time to time by the Board or a committee of the Board delegated with such authority. No officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of this Corporation or any of its subsidiaries. Nothing contained herein shall preclude any officer from serving this Corporation or any of its subsidiaries, in any other capacity and receiving compensation therefor.
ARTICLE V
Contracts, Checks, Drafts, Bank Accounts, Etc.
     5.01 Execution of Contracts. The Board, except as in these By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of this Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board or by these By-laws, no officer, agent or employee shall have any power or authority to bind this Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.
     5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to this Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each authorized person shall give such bond, if any, as the Board may require.
     5.03 Deposits. All funds of this Corporation not otherwise employed shall be deposited from time to time to the credit of this Corporation in such banks, trust companies and other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of this Corporation, the President and Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of this Corporation.
     5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of this Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient.
ARTICLE VI
Shares and Their Transfer
     6.01 Certificates of Stock; Uncertificated Shares.
     (a) The shares of stock of this Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of this Corporation by the Chairman or Vice Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of this Corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be by facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by this Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.
     (b) A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by certificates or registered in uncertificated form, the number and class of shares represented by such certificates or registered in uncertificated form, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to this Corporation for exchange or transfer shall be cancelled, and, where the shares are to be represented by certificates, no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04. Uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

     6.02 Transfers of Stock. Shares of capital stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Shares of capital stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.
     6.03 Regulations. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the stock of this Corporation or uncertificated shares.
     6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to this Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.
ARTICLE VII
Indemnification
     7.01 Scope of Indemnification. This Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of this Corporation or, while a director or officer of this Corporation, is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.06, this Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.
     7.02 Advancement of Expenses. This Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VII or otherwise.

     7.03 Other Rights and Remedies. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.
     7.04 Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     7.05 Insurance. Upon resolution passed by the Board, this Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation or, while a director, officer, employee or agent of this Corporation, is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not this Corporation would have the power to indemnify such person against such liability under the provisions of this Article.
     7.06 Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VII is not paid in full within forty-five (45) days after a written claim therefor by the Covered Person has been received by this Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, this Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
     7.07 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.
     7.08 Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of this Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
ARTICLE VIII
Miscellaneous
     8.01 Fiscal Year. The fiscal year of this Corporation shall be determined by resolution of the Board.
     8.02 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of this Corporation and words and figures showing that this Corporation was incorporated in the State of Delaware and the year of incorporation.

     8.03 Manner of Notice; Waiver of Notices. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of this Corporation. Notice to directors may be given by telecopier, telephone or other means of electronic transmission. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting (whether in person or by proxy in the case of a meeting of stockholders) shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.
     8.04 Form of Records. Any records maintained by this Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.
     8.05 Amendments. These By-laws, or any of them, may be altered, amended or repealed, and new By-Laws may be adopted, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any duly called and held meeting of the Board, or (ii) by the stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.
     8.06 Representation of Other Corporations. The President, any Vice President, or the Secretary of this Corporation are each authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of or other equity interests in any other corporation or entity standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares or equity interests held by this Corporation in any other corporation or entity may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by said officers.
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As amended (Section 3.03) May 10, 2006
As amended (Sections 6.01, 6.02 and 6.03) November 5, 2007